[AMEREN LOGO]



NOTICE OF ANNUAL MEETING OF
STOCKHOLDERS AND PROXY STATEMENT OF
AMEREN CORPORATION



      Time:     9:00 A.M.
                Tuesday
                April 24, 2001


      Place:    Powell Symphony Hall
                718 North Grand Boulevard
                St. Louis, Missouri




IMPORTANT

      Admission to the meeting will be by ticket only. If you plan to attend, please advise the Company in your proxy vote (by telephone or by checking the appropriate box on the proxy card). Persons without tickets will be admitted to the meeting upon verification of their stockholdings in the Company.





      Please vote by proxy (via telephone or the enclosed proxy card) even if you own only a few shares. If you attend the meeting and want to change your proxy vote, you can do so by voting in person at the meeting.

AMEREN CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

        AMEREN CORPORATION


      We will hold the Annual Meeting of Stockholders of Ameren Corporation at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on Tuesday, April 24, 2001, at 9:00 A.M., for the purposes of

      (1)electing Directors of the Company for terms ending in April 2002;

      (2)considering a stockholder proposal relating to releases from the Callaway Plant; and

      (3)acting on other proper business presented to the meeting.

      The Board of Directors of the Company presently knows of no other business to come before the meeting.

      If you owned shares of the Company's Common Stock at the close of business on March 8, 2001, you are entitled to vote at the meeting and at any adjournment thereof. All shareowners are requested to be present at the meeting in person or by proxy so that a quorum may be assured.

      You may vote via telephone or, if you prefer, you may sign and return the enclosed proxy card in the enclosed envelope. Your prompt vote by proxy will reduce expenses. Instructions for voting by telephone are included with this mailing. If you attend the meeting, you may revoke your proxy by voting in person.

By order of the Chairman and the Board of Directors.


                                    STEVEN R. SULLIVAN
                                    Secretary

St. Louis, Missouri
March 15, 2001

PROXY STATEMENT OF AMEREN CORPORATION
(First sent or given to stockholders March 15, 2001)

Principal Executive Offices:
One Ameren Plaza
1901 Chouteau Avenue, St. Louis, MO 63103

      This solicitation of proxies is made by the Board of Directors of Ameren Corporation (the "Company" or "Ameren") for the Annual Meeting of Stockholders of the Company to be held on Tuesday, April 24, 2001, and at any adjournment thereof.

      As a result of a merger effective December 31, 1997 (the "Merger"), the Company is a holding company, the principal first tier subsidiaries of which are Union Electric Company, d/b/a AmerenUE ("Union Electric"), Central Illinois
Public Service Company, d/b/a AmerenCIPS ("CIPS"), Ameren Services Company ("Ameren Services"), AmerenEnergy Resources Company ("AER"), and AmerenEnergy, Inc.


                                     VOTING

Who Can Vote

      The accompanying proxy card represents all shares registered in the name(s) shown thereon, including shares in the Company's DRPlus Plan. Participants in the Ameren Corporation Savings Investment Plans will receive separate proxies for shares in such plans.

      Only stockholders of record at the close of business on the Record Date, March 8, 2001, are entitled to vote at the meeting. The voting securities of the Company on such date consisted of 137,215,462 shares of Common Stock. In order to conduct the meeting, holders of more than one-half of the outstanding shares must be present in person or represented by proxy so that there is a quorum. It is important that you vote promptly so that your shares are counted toward the quorum.

      In determining whether a quorum is present at the meeting, shares registered in the name of a broker or other nominee, which are voted on any matter, will be included. In tabulating the number of votes cast, withheld votes, abstentions, and non-votes by banks and brokers are not included.

      The Board of Directors has adopted a confidential voting policy for proxies.

How You Can Vote

      By Proxy.  Before the  meeting,  you can give a proxy to vote your shares of the  Company's  Common  Stock in one of the following ways:

-        by calling the toll-free telephone number; or

- by completing and signing the enclosed proxy card and mailing it in time to be received before the meeting.

      The telephone voting procedure is designed to confirm your identity and to allow you to give your voting instructions. If you wish to vote by telephone, please follow the enclosed instructions.

      If you mail us your properly completed and signed proxy card, or vote by telephone, your shares of the Company's Common Stock will be voted according to the choices that you specify. If you sign and mail your proxy card without marking any choices, your proxy will be voted as recommended by the Board - FOR the Board's nominees for Director and AGAINST Item 2. On any other matters, the named proxies will use their discretion.

      In Person. You may come to the meeting and cast your vote there. Only stockholders of record at the close of business on the Record Date, March 8, 2001, are entitled to vote at the meeting.

How You Can Revoke Your Proxy

      You may revoke your proxy at any time after you give it and before it is voted by delivering either a written revocation or a signed proxy bearing a later date to the Secretary of the Company or by voting in person at the meeting.


                             ITEMS TO BE CONSIDERED

Item (1):  Election of Directors

      Fourteen directors are to be elected at the meeting, to serve until the next annual meeting of stockholders and until their successors are elected and qualified. The nominees designated by the Board of Directors are listed below with information about their principal occupations and backgrounds.

WILLIAM E. CORNELIUS

Retired Chairman of the Board of Directors and Chief Executive Officer of Union Electric. Mr. Cornelius joined Union Electric in 1962, held several management positions, and became President in 1980. In 1988 he was elected Chairman of the Board and served in that capacity until his retirement in 1994. He is a member of the Executive and Contributions Committees of the Board of Directors. Director of the Company since 1997. Other directorships:
GenAmerica Financial Corporation.  Age: 69.

CLIFFORD L. GREENWALT

Retired Vice Chairman of the Company and retired President and Chief Executive Officer of CIPSCO Incorporated and CIPS. Mr. Greenwalt joined CIPS in 1963, was elected a senior vice president in 1980, and was named President and CEO in 1989. Mr. Greenwalt is a member of the Executive and Contributions Committees of the Board. Director of the Company since 1997. Age: 68.

THOMAS A. HAYS

Retired Deputy Chairman of The May Department Stores Company, a nationwide retailing organization. Mr. Hays joined the May organization in 1969. He served as Vice Chairman from 1982 to 1985 and President from 1985 to 1993, when he became Deputy Chairman. He is a member of the Executive and Human Resources Committees of the Board. Director of the Company since 1997. Other directorships: Leggett & Platt Incorporated; Payless Shoe Source, Inc. Age: 68.

THOMAS H. JACOBSEN

Former Chairman of the Board, Firstar Corporation, a bank holding company. Mr. Jacobsen was elected Chief Executive Officer of Mercantile Bancorporation Inc., a bank holding company, in 1989 and became Chairman of Firstar Corporation upon Mercantile's merger with Firstar in 1999. He was elected to directorship with U.S. Bancorporation upon its merger with Firstar in 2001. Adviser to the Company's Board since 1997. A first-time nominee as Director of the Company's Board. Other directorships: U.S. Bancorporation; Federal Reserve Bank of St. Louis; Trans World Airlines. Age: 61.

RICHARD A. LIDDY

Chairman of GenAmerica Financial Corporation, which provides life, health, pension, annuity and related insurance products and services. Mr. Liddy joined GenAmerica as President and Chief Operating Officer in 1988 and was elected to his present position in 1995. Mr. Liddy is a member of the Auditing Committee of the Board. Director of the Company since 1997. Other directorships: Brown Shoe Company, Inc.; Ralston Purina Company; Energizer Holdings, Inc.; Reinsurance Group of America. Age: 65.

GORDON R. LOHMAN

Retired Chairman and Chief Executive Officer of AMSTED Industries Incorporated, Chicago, Illinois, a manufacturer of railroad, construction, and general industrial products. Mr. Lohman was elected President of AMSTED Industries in 1988 and became Chief Executive Officer in 1990 and Chairman in 1997. Mr. Lohman is a member of the Executive and Human Resources Committees of the Board of Directors. Director of the Company since 1997. Other directorships: Fortune Brands, Inc. Age: 66.

RICHARD A. LUMPKIN

Chairman, President and Chief Executive Officer of Illinois Consolidated Telephone Company, Mattoon, Illinois, Vice Chairman of McLeodUSA Incorporated and Chairman of Illuminet Holdings, Inc. Mr. Lumpkin was elected Treasurer of Illinois Consolidated Telephone Company in 1968, President in 1977, and was named to his present position in 1990. As a result of a September 1997 merger, he also serves as Vice Chairman of McLeodUSA. He is a member of the Auditing Committee of the Board. Director of the Company since 1997. Other directorships:
McLeodUSA; First Mid-Illinois Bancshares, Inc.; First Mid-Illinois Bank & Trust; Illuminet Holdings, Inc. Age: 66.

JOHN PETERS MacCARTHY

Retired Chairman and Chief Executive Officer of Boatmen's Trust Company, which conducted a general trust business. Prior to being elected to such position in 1988, he served as President and Chief Executive Officer of Centerre Bank, N.A. He is Chairman of the Human Resources and Nominating Committees of the Board and is a member of the Executive Committee. Director of the Company since 1997. Other directorships: Brown Shoe Company, Inc. Age: 67.

HANNE M. MERRIMAN

Principal in Hanne Merriman Associates, Washington, D.C., retail business consultants. Ms. Merriman is a member of the Contributions and Nominating Committees of the Board. Director of the Company since 1997. Other directorships: Ann Taylor Stores Corporation; US Airways Group, Inc.; State Farm Mutual Automobile Insurance Co.; The Rouse Company; T. Rowe Price Mutual Funds; Finlay Enterprises, Inc. Age: 59.

PAUL L. MILLER, JR.

President and Chief Executive Officer of P. L. Miller & Associates, a management consultant firm which specializes in strategic and financial planning for privately held companies and distressed businesses and in international business development. He is also a principal in a financial advisory firm for small to middle market companies. Mr. Miller has served as president of an international subsidiary of an investment banking firm, and for over 20 years was president of consumer product manufacturing and distribution firms. He is a member of the Auditing Committee of the Board. Director of the Company since 1997. Age: 58.

CHARLES W. MUELLER

Chairman, President and Chief Executive Officer of the Company and President and Chief Executive Officer of Union Electric and Ameren Services. Mr. Mueller began his career with Union Electric in 1961 as an engineer. He was named Treasurer in 1978, Vice President-Finance in 1983, Senior Vice President-Administrative Services in 1988; President in 1993 and Chief Executive Officer in 1994. Mr. Mueller was elected Chairman of Ameren and Ameren Services upon the Merger. He is a member of the Executive and Contributions Committees of the Board. Director of the Company since 1997. Mr. Mueller is Chairman of the Federal Reserve Bank of St. Louis. Other directorships: Union Electric (since 1993); CIPS (since
1997); Angelica Corporation. Age: 62.

HARVEY SALIGMAN

Partner of Cynwyd Investments, a family real estate partnership. Mr. Saligman also served in various executive capacities in the consumer products industry for more than 25 years. He is Chairman of the Auditing Committee of the Board. Director of the Company since 1997. Age: 62.

JANET McAFEE WEAKLEY

Chairman of Janet McAfee Inc., a residential real estate company which she founded in 1975. She is a member of the Auditing, Executive, and Nominating Committees and is Chairman of the Contributions Committee of the Board. Director of the Company since 1997. Age: 71.

JAMES W. WOGSLAND

Retired Vice Chairman of Caterpillar, Inc. Mr. Wogsland was elected Executive Vice President and director of Caterpillar in 1987. He served as Vice Chairman and director from 1990 until his retirement in 1995. Mr. Wogsland is a member of the Auditing Committee of the Board. Director of the Company since 1997. Age:
69.
      The fourteen nominees for Director who receive the most votes will be elected.

      The Board of Directors knows of no reason why any nominee will not be able to serve as a Director. If, at the time of the Annual Meeting, any nominee is unable or declines to serve, the proxies may be voted for a substitute nominee approved by the Board.

      During 2000, the Board of Directors met six times. Except for Mr. Jacobsen who is a first-time nominee, all nominees attended at least 78% of the meetings of the Board and the Board Committees of which they were members, and aggregate attendance of the nominees as a group exceeded 93%.

      Age Policy - Directors who attain age 72 prior to the date of an annual meeting cannot be designated as a nominee for election at such meeting. Director Robert H. Quenon is completing his Board service at the Annual Meeting pursuant to this age policy. In addition, the eligibility of former employees, except for one who has been elected Chief Executive Officer of Ameren, Union Electric or CIPS, is limited to the date upon which they retire, resign or otherwise sever active employment with the respective company.

      Board Committees - The Board of Directors has standing Auditing, Contributions, Executive, Human Resources and Nominating Committees, the members of which are identified in the biographies above. The Auditing, Human Resources and Nominating Committees are comprised entirely of outside directors. Each of the members of the Auditing Committee is independent as defined by the New York Stock Exchange listing standards.

      The general functions of the Auditing Committee include: (1) reviewing, with management and the independent accountants, the adequacy of the Company's system of internal accounting controls; (2) reviewing the scope and results of the annual examination and other services performed by the independent accountants; (3) reviewing, with management and the independent accountants, the Company's annual audited financial statements and recommending to the Board the inclusion of such financial statements in the Company's Annual Report on SEC Form 10-K; (4) recommending to the Board the appointment of independent accountants and approving fees for the services they perform; and (5) reviewing the scope of audits and annual budget of the Company's internal audit department. The Board of Directors has adopted a written charter for the Auditing Committee, which is included as an appendix to this proxy statement. The Auditing Committee held three meetings in 2000.

      The Contributions Committee makes policies and recommendations with respect to charitable and other contributions. The Contributions Committee held three meetings in 2000.

      The Executive Committee has such duties as may be delegated to it from time to time by the Board. The Executive Committee did not meet in 2000.

      The Human Resources Committee considers the qualifications of executive personnel and recommends changes therein, considers or recommends salary adjustments for certain employees and considers and acts on important policy matters affecting Company personnel. The Human Resources Committee held four meetings in 2000.

      The Nominating Committee considers and recommends for Board approval candidates for the Board of Directors, as recommended by management, other members of the Board, stockholders and other interested parties. The Nominating Committee held one meeting in 2000.

      Directors' Compensation - Directors who are employees of the Company do not receive compensation for their services as a Director.

      Each Director who is not an employee of the Company receives an annual retainer of $20,000, an annual award of 400 shares of the Company's Common Stock and a fee of $1,000 for each Board meeting and each Board Committee meeting attended.

      An optional deferred compensation plan available to Directors permits non-employee Directors to defer all or part of their annual retainer and meeting fees. Deferred amounts, plus an interest factor, are used to provide payout distributions following completion of Board service and certain death benefits. Costs of the deferred compensation plan are expected to be recovered through the purchase of life insurance on the participants, with the Company being the owner and beneficiary of the insurance policies.

Item (2):  Stockholder Proposal Relating to Releases from the Callaway Plant

   Proponents of the stockholder proposal described below notified the Company of their intention to attend the 2001 Annual Meeting to present the proposal for consideration and action. The names and addresses of the proponents and the number of shares they hold will be furnished by the Secretary of the Company upon receipt of any oral or written request for such information.

WHEREAS: Nuclear power plants, including Callaway, during routine operation, release into the air and water radioactive wastes which we believe increase the risk of life-shortening illnesses, genetic mutations, and environmental damage; Though the federal government's "permissible" concentration levels govern these releases, we believe "permissible" does not mean safe, but merely expedient;
AmerenUE extracts Missouri River water for Callaway's cooling systems,  and some of that water becomes radioactively contaminated;
Some wastewater streams contaminated with concentrations of radioactivity that exceed permissible federal release standards are placed in storage tanks until some of the shorter-lived isotopes can decay; some wastewater streams are re-filtered before being recycled (within the plant) or are released to the river; some wastewater streams are merely pumped into other waste processing tanks to be diluted with cleaner water before discharge to the river. Instruments monitoring the flow of wastewater batches after discharge are set only to detect gamma-emitting isotopes; some beta emitters (including tritium and noble gases) and alpha emitters can be released without detection. Unfiltered, accidental leaks and releases can also occur through the established liquid effluent pathways;
One contaminant - tritium, a radioactive isotope of hydrogen - accumulates in the cooling water as a fission and activation product;
Since no economically feasible technology exists to filter tritium from cooling water effluents, it is released in gaseous emissions to the atmosphere and in liquid releases into the Missouri River - 79 miles upstream from St. Louis County's drinking water intake;
                                      -8-

The medical profession typically decontaminates a lab table for spills of even
      90 trillionths (per four-inch square) of one curie of radioactivity. During Callaway's operation in 1999, the Company reported releasing 1,480.8 curies of tritium in 267 batches of filtered radioactive wastewater into the Missouri River. The company also reported releasing tritium to the atmosphere;
Tritium can be ingested or inhaled, potentially causing reproductive, cellular, and genetic damage. Its half-life is 12.3 years;
Because tritium and the other radioactive isotopes routinely released from Callaway will continue emitting radiation particles and rays for at least ten half-lives, the impacts of the Callaway liquid wastes on the water, algae, fish and other creatures (including humans) living downwind can be persistent.

RESOLVED: shareholders request that Ameren describe, in its next annual report, its efforts to reduce the release of radioactive materials to the air and water during Callaway's routine operation.

SUPPORTING STATEMENT

Radioactive releases occur during Callaway's routine operation. We believe that the impact of these planned radiation releases, no matter how small, is cumulative, irreversible, and potentially dangerous. In addition, the threat of disastrous accidental releases remains. Ameren should take responsibility for a more complete accounting of all radiation releases, so that the Company and its shareholders can more accurately assess the plant's impact on the biosphere.


YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM (2).

      On-going measurements at Callaway consistently show that plant effluent releases are less than ten percent of the levels allowed by current regulations. This low level of effluent releases clearly demonstrates the Company's successful commitment to reduce the level of radioactive material released from the Callaway Plant. Because effluent releases at Callaway are already a small fraction of allowable standards, additional reporting or expenditures by the Company would have minimal impact, and the Board therefore recommends a vote AGAINST ITEM (2).

      Passage of the proposal requires the affirmative vote of a majority of the votes cast.

Item (3):  Other Matters

      The Board of Directors does not know of any matter, other than the election of Directors and the proposal set forth above, which may be presented to the meeting.


                               SECURITY OWNERSHIP

      Based on an Amendment to Schedule 13G filed with the Securities and Exchange Commission on February 12, 2001, Capital Research and Management
Company, 333 South Hope Street, Los Angeles, California 90071, had sole dispositive power over 7,137,800 shares of the Company's Common Stock and no voting power with respect to any such shares. Pursuant to Rule 13d-4, such Company disclaimed beneficial ownership of the reported shares. The reported shares represent approximately 5.2% of the outstanding Common Stock of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT


                                                     Shares of Common Stock
                                                         of the Company
                                                     Beneficially Owned<F1><F2>
                   Name                              as of February 1, 2001
       Paul A. Agathen                                          32,980
       Donald E. Brandt                                         33,222
       William E. Cornelius                                     12,236
       Clifford L. Greenwalt                                    17,083
       Thomas A. Hays                                           10,355
       Thomas H. Jacobsen                                        7,282
       Richard A. Liddy                                          3,852
       Gordon R. Lohman                                          1,742
       Richard A. Lumpkin                                        3,955
       John Peters MacCarthy                                    10,255
       Hanne M. Merriman                                         3,784
       Paul L. Miller, Jr.                                       3,367
       Charles W. Mueller                                       95,541
       Robert H. Quenon<F3>                                      4,337
       Gary L. Rainwater                                        19,451
       Garry L. Randolph                                        14,659
       Harvey Saligman                                           4,255
       Janet McAfee Weakley                                      4,875
       James W. Wogsland                                         2,566

       All Directors, nominees for Director
       and executive officers as a group<F4>                   489,884

                                      -10-



    <F1>  Includes shares held jointly. Also includes shares issuable within 60 days upon the exercise of stock options as follows: Mr. Agathen, 28,175; Mr. Brandt, 31,675; Mr. Mueller, 84,950; Mr. Rainwater, 13,425; and Mr. Randolph, 12,250. Reported shares include those for which a Director, nominee for Director or executive officer has voting or investment power because of joint or fiduciary ownership of the shares or a relationship with the record owner, most commonly a spouse, even if such nominee or executive officer does not claim beneficial ownership.

    <F2>  Shares beneficially owned by all Directors, nominees for Director and executive officers in the aggregate do not exceed one percent of any class of equity securities outstanding.

    <F3>  Director Quenon is completing his Board service at the Annual Meeting.

    <F4>  There are no family  relationships  between any  Director,  executive officer, or person nominated or chosen by the Company to become a Director or executive officer except that Charles W. Mueller is the father of Michael G. Mueller, who is a Vice President of certain Company subsidiaries.


                             EXECUTIVE COMPENSATION

Ameren Corporation Human Resources Committee Report on Executive Compensation

      Ameren Corporation and its subsidiaries' (collectively referred to as "Ameren") goal for executive compensation is to approximate the median of the range of compensation paid by similar companies. Accordingly, the Human Resources Committee of the Board of Directors of Ameren Corporation, which is comprised entirely of non-employee Directors, makes annual reviews of the compensation paid to the executive officers of Ameren. The Committee's compensation decisions with respect to the five highest paid officers of Ameren Corporation and its principal subsidiaries are subject to approval by such company's Board of Directors. Following the annual reviews, the Committee authorizes appropriate changes as determined by the three basic components of the executive compensation program, which are:

o        Base salary,

o        A performance-based short-term incentive plan, and

o        Long-term stock-based awards.

      First, in evaluating and setting base salaries for executive officers, including the Chief Executive Officers of Ameren Corporation and its subsidiaries, the Committee considers: individual responsibilities, including changes which may have occurred since the prior review;

individual  performance in  fulfilling   responsibilities,   including  the
degree of competence and initiative exhibited; relative contribution to the results of operations; the impact of operating conditions; the effect of economic changes on salary structure; and comparisons with compensation paid by similar companies. Such considerations are subjective, and specific measures are not used in the review process.

      The  second  component  of  the  executive   compensation   program  is  a
performance-based Executive Incentive Compensation Plan established by the Ameren Corporation Board, which provides specific, direct relationships between corporate results and Plan compensation. For 2000, Ameren consolidated year-end earnings per share (EPS) target levels were set by the Human Resources Committee. If EPS reaches at least the minimum target level, the Committee authorizes incentive payments within prescribed ranges based on individual performance and degree of responsibility. If EPS fails to reach the minimum target level, no payments are made. Under the Plan, it is expected that payments to the Chief Executive Officers of Ameren Corporation and its subsidiaries will range from 0-37% of base salary. For 2000, actual payments ranged from 28.8% to 35.6% of base salary.

      The third component of the 2000 executive compensation program is the Long-Term Incentive Plan of 1998, which also ties compensation to performance. The Plan was approved by Ameren Corporation shareholders at its 1998 Annual Meeting and provides for the grant of options, restricted stock, performance awards, stock appreciation rights and other awards. The Human Resources Committee determines who participates in the Plan and the number and types of awards to be made. It also sets the terms, conditions, performance requirements and limitations applicable to each award under the Plan. Awards under the 1998 Plan have been at levels that approximate the median of the range of awards granted by similar companies.

      In determining the reported 2000 compensation of the Chief Executive Officers, as well as compensation for the other executive officers, the Human Resources Committee considered and applied the factors discussed above. Further, the reported compensation reflects an above-average level of achievement in attaining 2000 EPS. Authorized compensation for the Company's executive officers fell within the ranges of those paid by similar companies.

                       /s/ John Peters MacCarthy, Chairman
                                      /s/ Thomas A. Hays
                                      /s/ Gordon R. Lohman
                                      /s/ Robert H. Quenon

Compensation Tables

      The following tables contain compensation information, for the periods indicated, for (a) the Chairman, President and Chief Executive Officer of the Company and (b) the four other most highly compensated executive officers of the Company who were serving as executive officers at the end of 2000.

                           SUMMARY COMPENSATION TABLE


                                                        Long-Term
                                                       Compensation
                                     Annual            Securities     All Other
          Name and                 Compensation        Underlying     Compen-
                                   ------------
Principal Position<F1>  Year  Salary($)   Bonus($)    Options(#)     sation($)
---------------------   ---- ---------   --------     ----------     ---------

C. W. Mueller           2000  660,000    235,200      108,100      79,421 <F2>
Chairman of Ameren;     1999  580,000    206,000       75,300      45,850
President and Chief     1998  550,000    198,000       63,800      53,751
Executive Officer,
Ameren, Union Electric
and Ameren Services

G. L. Rainwater         2000   400,000    115,200       32,600       9,450 <F2>
President and Chief     1999   342,000     97,500       27,900       4,825
Executive Officer,CIPS; 1998   325,000     93,000       25,800          66
President, AER

D. E. Brandt            2000   342,000     82,100       32,600      47,117 <F2>
Senior Vice President,  1999   292,000     78,800       27,900      35,781
Ameren, Union Electric  1998   274,000     79,000       25,800      31,947
and Ameren Services

G. L. Randolph          2000   276,000     78,700       14,100      11,729 <F2>
Senior Vice President,  1999   236,000     47,800       10,700       6,833
Union Electric          1998   220,000     47,000        9,700       6,294

P. A. Agathen           2000   272,000     71,800       32,600      27,408 <F2>
Senior Vice             1999   242,000     65,300       27,900      22,435
President, Ameren       1998   230,000     63,000       25,800      19,644
Services

<F1>Includes compensation received as an officer of Ameren and its subsidiaries.
<F2>Amount  includes  (a)  matching  contributions  to the  401(k)  plan and (b)
    above-market earnings on deferred compensation, as follows:

                                       (a)           (b)

                  C. W. Mueller      $7,740        $71,681
                  G. L. Rainwater     5,100          4,350
                  D. E. Brandt        7,703         39,414
                  G. L. Randolph      7,654          4,075
                  P. A. Agathen       5,950         21,458

                              OPTION GRANTS IN 2000


                    Number of    % of Total                           Grant
                       Shares       Options                            Date
                    Underlying    Granted to  Exercise               Present
                      Options     Employees    Price   Expiration    Value<F2>
         Name       Granted<F1>   in 2000     ($/Sh)      Date        ($)
         ----       ----------    -------      ------     ----        ---
C. W. Mueller        108,100        11.29      31.00     2/11/10    448,615
G. L. Rainwater       32,600         3.41      31.00     2/11/10    135,290
D. E. Brandt          32,600         3.41      31.00     2/11/10    135,290
G. L. Randolph        14,100         1.47      31.00     2/11/10     58,515
P. A. Agathen         32,600         3.41      31.00     2/11/10    135,290


<F1>Options  relate to Ameren  Common Stock and vest 25% annually  beginning
    February 11,  2002.  Options are
    not transferable.

<F2>The Grant Date Present  Values were  determined  using the  binomial  option pricing model, a derivative of the Black-Scholes option pricing model. Assumptions used for the model are as follows: an option term of ten years, stock volatility of 17.39%, a dividend yield of 6.61%, risk-free interest rate of 6.81%, and a vesting restrictions discount rate of 3% per year over the five-year vesting period. The Grant Date Present Value calculation is presented in accordance with SEC proxy requirements, and the Company has no way to determine whether the pricing model can properly determine the value of an option. There is no assurance that the value, if any, that may be realized will be at or near the value estimated by the model. No value will be realized by the optionee unless the stock price increases from the exercise price, in which case shareholders would benefit commensurately.


                        AGGREGATED OPTION EXERCISES IN 2000
                               AND YEAR-END VALUES


                                                                   Value of
              Shares                     Unexercised             In-the-Money
              Acquired    Value             Options                 Options
                 on     Realized        at Year End(#)          at Year End($)<F1>
     Name     Exercise     $      Exercisable Unexercisable    Exercisable Unexercisable
     ----     --------  --------  ----------- -------------  ----------- -------------
C. W. Mueller     -        -       55,875     247,325           404,198    2,828,364

G. L. Rainwater   -        -        6,450      79,850            45,553      906,128

D. E. Brandt      -        -       21,050      85,450           151,366      942,228

G. L. Randolph    -        -        8,100      34,400            58,538      386,294

P. A. Agathen     -        -       17,550      85,450           114,834      942,228


<F1>These  columns  represent  the excess of the closing  price of the Company's
    Common Stock of $46.3125 per share, as of December 29, 2000, above the exercise price of the options. The amounts under the Exercisable column report the "value" of options that are vested and therefore could be exercised. The Unexercisable column reports the "value" of options that are not vested and therefore could not be exercised as of December 31, 2000.


Ameren Retirement Plan

      Most salaried employees of Ameren and its subsidiaries earn benefits under the Ameren Retirement Plan immediately upon employment. Benefits generally become vested after five years of service. On an annual basis a bookkeeping account in a participant's name is credited with an amount equal to a percentage of the participant's pensionable earnings for the year. Pensionable earnings equals base pay, overtime and annual bonuses, which are equivalent to amounts shown as "Annual Compensation" in the Summary Compensation Table. The applicable percentage is based on the participant's age as of December 31 of that year. If the participant was an employee prior to July 1, 1998, an additional transition credit percentage is credited to the participant's account through 2007 (or an earlier date if the participant had less than 10 years of service on December 31, 1998).



Participant's Age     Regular Credit for      Transition Credit
on December 31     Pensionable Earnings<F1> Pensionable Earnings   Total Credits
Less than 30                3%                      1%                   4%

30 to 34                    4%                      1%                   5%

35 to 39                    4%                      2%                   6%

40 to 44                    5%                      3%                   8%

45 to 49                    6%                     4.5%                 10.5%

50 to 54                    7%                      4%                   11%

55 and over                 8%                      3%                   11%


<F1>
   An additional regular credit of 3% is received for pensionable earnings above the Social Security wage base.


      These accounts also receive interest credits based on the average yield for one-year U.S. Treasury Bills for the previous October, plus 1%. In addition, certain annuity benefits earned by participants under prior plans as of December 31, 1997 were converted to additional credit balances under the Ameren Retirement Plan as of January 1, 1998. When a participant terminates employment, the amount credited to the participant's account is converted to an annuity or paid to the participant in a lump sum. The participant can also choose to defer distribution, in which case the account balance is credited with interest at the applicable rate until the future date of distribution. Benefits are not subject to any deduction for Social Security or other offset amounts.

      In certain cases pension benefits under the Retirement Plan are reduced to comply with maximum limitations imposed by the Internal Revenue Code. A
Supplemental Retirement Plan is maintained by Ameren to provide for a supplemental benefit equal to the difference between the benefit that would have been paid if such Code limitations were not in effect and the reduced benefit payable as a result of such Code limitations. The plan is unfunded and is not a qualified plan under the Internal Revenue Code.

      The following table shows the estimated annual retirement benefits, including supplemental benefits, which would be payable to each executive officer listed if he were to retire at age 65 at his 2000 base salary and annual bonus, and payments were made in the form of a single life annuity.



          Name             Year of 65th Birthday     Estimated Annual Benefit
      C. W. Mueller              2003                         $383,000

      G. L. Rainwater            2011                          192,000

      D. E. Brandt               2019                          264,000

      G. L. Randolph             2013                          180,000

      P. A. Agathen              2012                           94,000


Change of Control Severance Plan

      Under the Ameren Corporation Change of Control Severance Plan, designated officers of Ameren and its subsidiaries, including current officers of the Company named in the Summary Compensation Table, are entitled to receive severance benefits if their employment is terminated under certain circumstances within three years after a "change of control". A "change of control" occurs, in general, if (i) any individual, entity or group acquires 20% or more of the outstanding Common Stock of Ameren or of the combined voting power of the outstanding voting securities of Ameren; (ii) individuals who, as of the effective date of the Plan, constitute the Board of Directors of Ameren, or who have been approved by a majority of the Board, cease for any reason to constitute a majority of the Board; or (iii) Ameren enters into certain business combinations, unless certain requirements are met regarding continuing ownership of the outstanding Common Stock and voting securities of Ameren and the membership of its Board of Directors.

      Severance benefits are based upon a severance period of two or three years, depending on the officer's position. An officer entitled to severance will receive the following: (a) salary and unpaid vacation pay through the date of termination; (b) a pro rata bonus for the year of termination, and base salary and bonus for the severance period; (c) continued employee welfare benefits for the severance period; (d) a cash payment equal to the actuarial value of the additional benefits the officer would have received under Ameren's qualified and supplemental retirement plans if employed for the severance period; (e) up to $30,000 for the cost of outplacement services; and (f) reimbursement for any excise tax imposed on such benefits as excess payments under the Internal Revenue Code.


                            AUDITING COMMITTEE REPORT

      The Auditing Committee reviews Ameren Corporation's financial reporting process on behalf of the Board of Directors. In fulfilling its responsibilities, the Committee has reviewed and discussed the audited financial statements to be included in the 2000 Annual Report on SEC Form 10-K with Ameren's management and the independent accountants. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States.

          The Auditing Committee has discussed with the independent accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. In addition, the Committee has discussed with the independent accountants, the accountants' independence from Ameren and its management including the matters in the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, received from the independent accountants. The Auditing Committee has considered whether the independent accountants' provision of the services covered under the captions "Independent Accountants" - "Financial Information Systems Design and Implementation Fees" and "All Other Fees" in the proxy statement is compatible with maintaining the accountants' independence.

      In reliance on the reviews and discussions referred to above, the Auditing Committee recommended to the Board of Directors that the audited financial statements be included in Ameren's Annual Report on SEC Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                      /s/ Harvey Saligman, Chairman
                                      /s/ Richard A. Liddy
                                      /s/ Richard A. Lumpkin
                                      /s/ Paul L. Miller, Jr.
                                      /s/ Janet McAfee Weakley
                                      /s/ James W. Wogsland

                                PERFORMANCE GRAPH


                         5 Year Cumulative Total Return
                  Ameren Corporation<F1>, S&P 500, EEI Index<F2>
      Value of $100 invested 12/31/95, including reinvestment of dividends
      YEAR     1995      1996    1997    1998    1999    2000
     ------   -----     ------  ------  ------  ------  ------

AEE             100     132.87  130.33  159.54  166.30  136.80
S&P 500         100     137.50  169.47  226.04  291.05  352.57
EEI Index       100     131.02  132.59  168.88  192.34  156.56


<F1> (1) Information shown for Ameren Corporation prior to 1/1/98 is based on an assumed aggregate investment of $100 on 12/31/95 in the Common Stock of the companies whose Common Stock was exchanged for Ameren Common Stock in the Merger, consisting of $74 invested in Union Electric Common Stock and $26 invested in CIPSCO Incorporated Common Stock. Such amounts were determined based upon the percentages, of the total number of shares of Ameren Common Stock issued in the Merger, that were issued in exchange for Common Stock of Union Electric and CIPSCO Incorporated.

<F2> Edison  Electric  Institute  Index  of  100  investor-owned   electric
     utilities.

                             INDEPENDENT ACCOUNTANTS

Fiscal Year 2000

      PricewaterhouseCoopers LLP served as the Company's independent accountants in 2000. Representatives of the firm are expected to be present at the annual meeting with the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

      PricewaterhouseCoopers LLP also served as independent accountants for the Company's subsidiaries, including Union Electric and CIPS, in 2000.

Audit Fees:

      The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the Company's annual financial statements for fiscal year 2000 and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal year were $446,500. All but $35,500 of the fees have been billed through December 31, 2000.

Financial Information Systems Design and Implementation Fees:

      The Company did not engage PricewaterhouseCoopers LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

All Other Fees:

      Fees   and    out-of-pocket    expenses   billed   to   the   Company   by
PricewaterhouseCoopers LLP during the Company's 2000 fiscal year for all other non-audit services rendered to the Company totaled $1,006,432.

Fiscal Year 2001

      The Company has not selected its independent accountants for 2001. This selection is expected to be made by the Board of Directors by the second quarter of fiscal 2001 after consideration of the recommendation of the Auditing Committee of the Board of Directors, the present members of which are identified under "Item (1): Election of Directors" and in the Auditing Committee Report.

                              STOCKHOLDER PROPOSALS

      Any stockholder proposal intended for inclusion in the proxy material for the Company's 2002 Annual Meeting of Stockholders must be received by November 16, 2001.

      In addition, under the Company's By-Laws, stockholders who intend to submit a proposal in person at an Annual Meeting, or who intend to nominate a Director at a meeting, must provide advance written notice along with other prescribed information. In general, such notice must be received by the Secretary of the Company at the principal executive offices of the Company not later than 60 or earlier than 90 days prior to the meeting. A copy of the By-Laws can be obtained by written request to the Secretary of the Company.


                                  MISCELLANEOUS

      In addition to the use of the mails, proxies may be solicited by personal interview, or by telephone or other means, and banks, brokers, nominees and other custodians and fiduciaries will be reimbursed for their reasonable out-of-pocket expenses in forwarding soliciting material to their principals, the beneficial owners of stock of the Company. Proxies may be solicited by Directors, officers and key employees of the Company on a voluntary basis without compensation. The Company will bear the cost of soliciting proxies on its behalf.




A COPY OF THE COMPANY'S MOST RECENT ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE FURNISHED, WITHOUT CHARGE, TO STOCKHOLDERS OF THE COMPANY UPON WRITTEN REQUEST TO STEVEN R. SULLIVAN, SECRETARY, P.O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149.

FOR UP-TO-DATE INFORMATION ABOUT THE COMPANY, PLEASE VISIT THE COMPANY'S HOME PAGE ON THE INTERNET - http://www.ameren.com

                                      A - 3
AMEREN CORPORATION                                                  APPENDIX A
AUDITING COMMITTEE CHARTER

The Auditing Committee shall consist of three or more non-employee directors of the Company designated by the Board of Directors who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. The Auditing Committee shall be approved by a majority of the whole Board of Directors by resolution or resolutions. The members of the Auditing Committee shall meet the independence and experience requirements of the New York Stock Exchange. The Auditing Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee.

It is the Committee's responsibility to:

1. Recommend to the Board of Directors a firm of independent accountants, which firm is ultimately accountable to the Auditing Committee and the Board of Directors.

2. Evaluate the Company's independent accountants (and approve the compensation paid to the independent accountants) and, where appropriate, recommend to the Board of Directors the replacement of the independent accountants.

3. Ensure that the independent accountants submit on a periodic basis to the Auditing Committee a formal written statement delineating all relationships between the independent accountants and the Company and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the accountants' objectivity and independence; and, if deemed appropriate by the Auditing Committee, recommend that the Board of Directors take appropriate action to ensure the independence of the accountants.

4. Review with the independent accountants and with management the proposed scope of the annual audit (including planning and staffing), past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit.

5. Review and discuss with management and the independent accountants the annual audited financial statements to be included in the Company's Form 10-K filing, including matters regarding accounting and auditing principles as well as internal controls that could have a significant effect on the Company's financial statements and any other matters required to be discussed by the Statement on Auditing Standards No. 61, as modified or supplemented, relating to the conduct of the audit. The Auditing Committee shall also recommend to the Board of Directors that the Company's annual financial statements, together with the report of their independent accountants as to their examination, be included in the Company's Annual Report on Form 10-K.

6. The Chairman of the Auditing Committee, management and the independent accountants will review and discuss the Company's quarterly financial statements contained in its Form 10-Q prior to filing with the Securities and Exchange Commission.

7.    Review  with  management  any  suggestions  and   recommendations  of  the
      independent accountants and internal auditors concerning the Company's auditing and accounting principles and practices, and management's responses to significant findings and recommendations.

8. Meet on a regular basis with a representative or representatives of the Internal Audit Department of the Company and review the Internal Audit Department's Reports of Operations.

9. Review the independent accountant's assessment of the Company's Internal Audit function.

10. Review the appointment, replacement, reassignment or dismissal of the Manager of Internal Audit.

11. Review whether the Company's Statement of Policy on Business Ethics and Conflicts of Interest have been communicated by the Company to all key employees of the Company with a direction that all such key employees certify that they have read, understand and are not aware of any violation of the Statement of Policy on Business Ethics and Conflicts of Interest.

12. In conjunction with management, the Manager of Internal Audit, and the independent accountants, review significant financial risks to the Company and the steps taken to manage such risks.

13. Review policies and procedures related to officers' expense accounts and perquisites, including use of corporate assets.

14. Review legal and regulatory matters that may have a material effect on financial statements, related Company compliance policies, and reports to regulators.

15. Separately meet with internal auditors, independent accountants and management at least annually to review matters requiring private discussion.

16. Meet at least four times per year, or more frequently if circumstances require. The Committee may ask members of management or others to attend and provide information.

17. Report its significant activities and actions to the Board of Directors on a periodic basis.

18. Prepare a report for inclusion in the Company's annual proxy statement as required by rules of the Securities and Exchange Commission and submit it to the Board of Directors for approval.

19. Review and reassess the adequacy of the Auditing Committee charter on an annual basis and submit any recommended changes to the Board of Directors for approval.

20. Obtain from independent accountants assurance that Section 10A of the Private Securities Litigation Reform Act of 1995 has not been implicated.


The Auditing Committee's responsibility is oversight and monitoring of the Company's audit, accounting and financial reporting functions and practices, by monitoring, on behalf of the Board, the Company's accounting and financial reporting practices and the Company's system of internal controls; reviewing the financial information and related disclosures that will be provided to shareowners; and communicating regularly with management and the Company's independent outside accountants regarding such matters. The Board of Directors recognizes, however, that in carrying out its oversight responsibilities, the Auditing Committee is not providing any expert or special assurance as to the Company's financial statements or any professional certification as to the work of the independent outside accountants engaged by the Company. The Board of Directors further recognizes that the Company's management is responsible for preparing the Company's financial statements and that the independent outside accountants are responsible for auditing those financial statements.

AMEREN CORPORATION
P. O. BOX 66149, ST. LOUIS, MISSOURI 63166-6149                            PROXY
________________________________________________________________________________



  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR
  THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 24, 2001


The undersigned hereby appoints CHARLES W. MUELLER and STEVEM R. SULLIVAN, and either of them, each with the power of substitution, as proxy for the undersigned, to vote all the shares of capital stock of AMEREN CORPORATION represented hereby at the Annual Meeting of Stockholders to be held at Powell Symphony Hall, 718 North Grand Boulevard, St. Louis, Missouri, on April 24, 2001 at 9:00 A.M., and at any adjournment thereof, upon all matters that may be submitted to a vote of stockholders including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the reverse side of this proxy form and in their discretion on any other matter that may be submitted to a vote of stockholders.

     NOMINEES FOR DIRECTOR -  WILLIAM E. CORNELUS, CLIFFORD L. GREENWALT, THOMAS
                              A. HAYS, THOMAS H. JACOBSEN, RICHARD A LIDDY, GORDON R. LOHMAN, RICHARD A. LUMPKIN,
                              JOHN PETERS MacCARTHY, HANNE M. MERRIMAN,
                              PAUL L. MILLER, JR., CHARLES W. MUELLER,
                              HARVEY SALIGMAN, JANET MCAFEE WEAKLEY AND JAMES
                              W. WOGSLAND


PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE hereof and return this proxy form promptly in the enclosed envelope. If you attend the meeting and wish to change your vote, you may do so automatically by casting your ballot at the meeting.

                          SEE REVERSE SIDE

                                   - -  THANK YOU FOR YOUR PROMPT ATTENTION  - -

                                               FOLD AND DETACH HERE



/ x /      Please mark votes                   This proxy will be voted as specified below.  If no direction is made, this
           as in this example.                 proxy will be voted FOR all nominees listed on the reverse side and as recommended by the Board on the other items listed below.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR ITEM 1.        THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 2.


            FOR all nominees    WITHHOLD AUTHORITY
            (except as listed   all nominees
             below)
                                                                                      FOR    AGAINST  ABSTAIN
ITEM 1            /     /          /     /                         ITEM 2            /   /    /   /    /   /
ELECTION OF                                                        REPORT ON CALLAWAY
DIRECTORS                                                          PLANT RELEASES


                                                                        ATTENDANCE CARD REQUESTED      /   /
FOR ALL EXCEPT:__________________________________



                                                                                                               SEE
                                                         [AMEREN LOGO]             DATED________________2001   REVERSE
                                                                                                               SIDE


                                                                       -------------------------------------------------------
                                                                       SIGNATURE - Please sign exactly as name appears hereon.


                                                                       -------------------------------------------------------
                                                                       CAPACITY (OR SIGNATURE IF HELD JOINTLY)

                                                                       Shares registered in the name of a Custodian or Guardian
                                                                       must be signed by such.  Executors, administrators,
                                                                       trustees, etc. should so indicate when signing.



